 Steel and Iron Products Sale Contract of Shanxi Taigang Stainless Steel Co., Ltd.

Type of the Order: Y002	Order No.: 101684	Date of Execution: May 31, 2008	Place of Execution: Tai Yuan	Date of Delivery: June 30, 2008	Factory of Delivery: Hot Strip Rolling Factory

Seller
Name: Shanxi Taigang Stainless Steel Co., Ltd.
Address: #113 North Jiefang Road, Taiyuan
Zip Code: 030003 Fax: 0391-3130793 Tel.
Opening Bank: Industrial and Commercial Bank of China, Taiyuan Branch
Bank Account: 0502125109022
Tax I.D.: 140116701011888
Legal Representative or Authorized Representative of the Seller
Stamp
Purchaser
Name: Shanxi Guolian Pipe Industry Group Co., Ltd.
Address: Yuci Industrial Park
Zip Code: 030600
Fax:
Tel.: 0354-3966238
Opening Bank: Agricultural Bank, Jinzhong Branch, Daobei Sub-branch
Bank Account: 380001040009399
Tax I.D.:
Legal Representative or Authorized Representative of the Purchaser
Stamp

Other Contents
1. overage and shortage      ; where the increase or the decrease in the actual weight per piece exceeds the scope of overage and shortage,
2. In case of any special requirements in technical conditions,     ; and where the Seller handle the rail transportation for and on behalf of the Purchaser, the freight and miscellaneous charges shall be borne by the Purchaser.
3. In case of any inconsistence between the delivery and the Contract, the Purchaser shall launch the claim with the Seller within 10 days upon its receipt of the goods and shall keep the goods under the conditions existing at the time of delivery.

4. In case of any dispute, the parties shall raise the litigation with the local People’s court of the competent jurisdiction in the place where the Seller is located.
5. The Contract shall not be amended or rescinded unless agreed by the parties in writing through negotiations.

Remarks:	Terms of Payment: payment before the 10th day of the month; subject to the planned order.
Line No.	Name		Steel No.	Specifications	Ordered Quantity (Ton)	Standards	Tax-inclusive Price (RMB YUAN/Ton)
0010	Pipeline Steel Strip		X46	12,200 mm X1, 280.000 mm	1800.000	GB/T14164-2005	Market Price prevailing in Taiyuan at the time of delivery
	Receiver	Shanxi Guolian Pipe Industry Group Co., Ltd.		Special Line		Arrival at the Destination Station	Self-pickup
Notes: packing code: ordinary; special requirement 1 from the client: PSL2 quality level set forth in the implemented standards; special requirement 2 from the client: RTO 5-360-524MPA; special requirement 3 from the client: N<=0.01%, AL: 0.025-0.055%, ex-factory upper deviation of thickness (+): 0.100 mm, ex-factory lower deviation of thickness (-): -0.300 mm

Line No.	Name		Steel No.	Specifications	Ordered Quantity (Ton)	Standards	Tax-inclusive Price (RMB YUAN/Ton)
0020	Pipeline Steel Strip		L200	6.300 mm X1, 500.000 mm	2010.000	GB/T14164-2005	Market Price prevailing in Taiyuan at the time of delivery
	Receiver	Shanxi Guolian Pipe Industry Group Co., Ltd.		Special Line		Arrival at the Destination Station	Self-pickup
Notes: packing code: ordinary; special requirement 1 from the client: Charpy shock under -200C>=21Jl ; special requirement 2 from the client: RT0 5>=524MPA; special requirement 3 from the client: to deliver based on the component performance of S200 corresponding to the standards; ex-factory upper deviation of thickness (+): 0.000 mm, ex-factory lower deviation of thickness (-): -0.400 mm

Line No.	Name		Steel No.	Specifications	Ordered Quantity (Ton)	Standards	Tax-inclusive Price (RMB YUAN/Ton)
0030	Pipeline Steel Strip		B	12,200 mm X1, 280.000 mm	1200.000	GB/T14164-2005	Market Price prevailing in Taiyuan at the time of delivery
	Receiver	Shanxi Guolian Pipe Industry Group Co., Ltd.		Special Line		Arrival at the Destination Station	Self-pickup
Notes: packing code: ordinary; special requirement 1 from the client: PSL2 quality level set forth in the implemented standards; special requirement 2 from the client:; special requirement 3 from the client: to deliver based on the component performance of S215 corresponding to the standards, ex-factory upper deviation of thickness (+): 0.100 mm, ex-factory lower deviation of thickness (-): -0.300 mm

In Total	Amount (RMB YUAN)
 Notes: This Contract is a standard contract. The Purchaser is advised to carefully review the contract.

2008 Purchase and Sale Agreement on Hot Rolled Steel Strip (1250mm Unit)

Party A: Delong Steel Co., Ltd.
Party B: Shanxi Yuci Guolian Steel Pipe Co., Ltd.

In consideration of the purchase and sales of hot rolled steel strips in 2008, Party A and Party B agree to conclude the Agreement as below through adequate negotiations and based on the principles of “mutual benefits, risks sharing, long-term cooperation and interests sharing”.
I.	Allocation of Resources
1.
Party B purchases the hot rolled steel strips in a total quantity of 36,000 tons from Party A from January 2008 to December 2008. Party B shall order the goods in equal quantity in each month. The agreed quantity per month is 3,000 tons. The parties allow a deviation of +/- 10% in the annual quantity and the quantity delivered in each month.

2.
Due to the equipment of Party A, the specifications of the hot rolled steel strips supplied by Party A shall be subject to the specifications which Party A may produce currently. The other specifications shall be subject to the separate agreement by the parties.

II.	Security Deposit and Price
1.
Party B shall pay the security deposit as per the agreed total quantity (subject to the attached details of security deposit). Upon the achievement of the agreement total quantity, Party A will refund the security deposit in the form of goods.

2.
Party B shall effect about 70% monthly payment before the 25th day of each month to confirm the production plan of next month. The parties shall determine such details as specifications, quantity and date of delivery through negotiations. Party B shall pay the remaining amount before the 5th day of next month.

3.
The price shall be subject to the sale price of Party A prevailing on the date of payment arrival. Upon the arrival of the payment, the price shall not be increased if the sale price of Party A is raised but shall be decreased if the sale price of Party A is decreased. In case of any significant fluctuation in the market, the parties shall settle the problems so arising based on the principles of “mutual benefits and risks sharing”. The funds in excess of the amount for the agreed monthly quantity may be carried forward to the next month; provided that the price shall be subject to the then-current sale price of Party A.

4.
The preferential policies granted by Party A to the contractual clients shall apply to the hot rolled steel strips purchased by Party B within the agreed quantity based on the polices of Party A on hot rolled steel strips.

III.	Responsibilities and Obligations
1.
In case of any quality problem arising during the time when Party B uses the products of Party A, Party A shall arrive at the site of Party B in the possibly shortest time to confirm and settle the problems through negotiations.

2.	Party A is responsible and obligated to serve Party B for the whole process. Party A shall dispatch the business personnel on a regular basis to Party B to carry out the relevant marketing services.
3.
Party A and Party B shall frequently exchange the relevant information and communicate with each other based on the principles of “sharing market and information” so that Party A may better serve Party B.

IV.	Liabilities for Breaching the Agreement
1.
Party A agrees that one-month agreed quantity may be waived for the benefits of Party B during the term of the Agreement taking full account of the overhaul of the equipment and the other pertinent factors of Party B. Where Party B fails to achieve the agreed quantity for two months (including the month when the agreed quantity may be waived), Party A will deduct 50% security deposit. Where Party B fails to achieve the agreed quantity for three months (including the month when the agreed quantity may be waived), Party A will deduct 100% security deposit, cancel the qualification of Party B under the Agreement and charge the fees originally exempted under the preferential policies.

2.
One-month agreed quantity may also be waived for the benefits of Party A. Where Party A fails to deliver the agreed quantity for two months (including the month when the agreed quantity may be waived), Party A shall indemnify Party B at 50% of the security deposit. Where Party A fails to deliver the agreed quantity for three months (including the month when the agreed quantity may be waived), Party A shall indemnify Party B at 100% of the security deposit.

V.	Miscellaneous
1.	The Agreement shall be performed in Xingtai, Hebei Province.

2.
Any and all the disputes arising out of or in connection with the Agreement shall be settled by Party A and Party B through negotiations. Where no agreement may be reached by the parties through such negotiations, the parties shall submit the disputes to the local arbitration institution in the place where Party A in located for arbitration.

3.	Matters not mentioned herein shall be settled by Party A and Party B through negotiations.
4.
The Agreement shall be made in two counterparts. Party A and Party B shall hold one counterpart respectively. The Agreement shall take effect after duly signed and stamped by Party A and Party B and shall remain in effect from January 1, 2008 to December 31, 2008. Party A and Party B shall separately negotiate with each other regarding the renewal of the Agreement upon the expiry of the valid term hereof.

For and on behalf of	For and on behalf of
Party A: Delong Steel Co., Ltd.	Party B: Shanxi Yuci Guolian Steel Pipe Co., Ltd.
Signed by:	Signed by”
Jan.1, 2008	Jan.1, 2008

2009 Warehousing, Purchase and Sale Agreement on Medium-Width Steel Strips

Party A: Lingyuan Iron & Steel Co., Ltd.
Party B: Shanxi Guolian Spiral Tubulation Co., Ltd.

In consideration of the warehousing, purchase and sales of medium-width steel strips in 2009, Party A and Party B agree to conclude the Agreement as below through adequate negotiations and based on the principles of “mutual benefits, risks sharing, long-term cooperation and interests sharing”.
1. Quantity to be warehoused
1.1 Party B purchases the medium-width steel strips in a total quantity of 60,000 tons from Party A for the whole year. Party B shall order 5,000 tons in each month. The parties allow a deviation of +/- 10% in the annual quantity and the monthly quantity.
1.2 Party A guarantees that the stock to be warehoused by it for and on behalf of Party B will not be less than: 3,000 tons in Yuci, 1,000 tons in Xi’an and 1,000 tons in Taiyuan. The exact quantity is adjustable.
1.3 The specifications of the goods available for ordering shall be subject to the common specifications of the products of Party A. The special specifications shall be subject to the separate agreement by the parties.
1.4 Party A shall timely send the medium-width steel strips to the designated warehouses based on the plan of resources submitted by Party B.

2. Performance and Price
2.1 For the purpose of guaranteeing the performance of the warehousing agreement, Party B shall pay the performance bond (in cash or by acceptance) in an amount of RMB 500/ton based on the total monthly quantity (or RMB 2,500,000 in total). The performance bond is interest free and Party A shall refund the same in the form of goods upon the achievement of the total annual quantity.
2.2 Party B shall submit the purchase plan of medium-width steel strips for the next month in writing and specify the place of warehousing (Yuci, Taiyuan or Xi’an) before the 25th day of each month.

2.3 Party A entrusts Shanxi 525 Warehousing and Transportation Co., Ltd., Taiyuan East (address pending) and Shaanxi Assets Warehousing and Transportation Corporation to respectively store, keep, load and unload and transport the medium-width steel strips of Lingyuan Iron & Steel Co., Ltd.. Party A shall deliver the medium-width steel strips to the designated warehouses in due time as required by Party B.
2.4 Upon the achievement of the quantity to be pick up in the month as agreed herein, the preferential sales policies of Lingyuan Iron & Steel Co., Ltd. shall apply to the goods so picked up. (i.e. the price shall be decreased by at least RMB 20/ton (including tax) based on the sale price of Party A and the preferential amount shall be reduced at the time of settlement in the month where Party A notifies Party B of its adjustment to the preferential extent based on the market conditions before the settlement of the month.)
2.5 Party A shall determine the actual settlement price based on the market conditions in the month and the steel strips meetings of East China Region and shall promulgate the actual settlement price, in principle, before the 28th day of each month.
2.6 The funds for the quantity in excessive of the agreed quantity of supply of the month may be carried forward to the next month; provided, however, that the price shall be subject to the price policies of Lingyuan Iron & Steel Co., Ltd. in the next month rather than being locked.
2.7 The transportation subsidy of RMB 30/ton shall apply and shall be paid by bank acceptance bill without discount.
2.8 Party B shall effect the payment to the local business personnel of Lingyuan Iron & Steel Co., Ltd. and shall pick up the goods based on the valid delivery voucher issued by Lingyuan Iron & Steel Co., Ltd.. The payment shall be settled directly with Lingyuan Iron & Steel Co., Ltd.. Party B shall pick up the goods in an equal quantity in each month. The warehousing fee and the transportation fee shall be borne by Party B. Party A shall collect the warehousing fee and settle the same with the warehouse owners.
2.9 Where Party B requires for increased quantity, Party B shall buy out the quantity of warehousing before Party A may send the goods.
2.10 Party B shall buy out the one-month quantity of warehousing in due time if the quantity is within the agreed quantity. Party B shall be deemed to have breached the Agreement if it fails to buy out the stocks in the warehouses, which are within the agreed quantity, upon the expiry of the term of warehousing.

3. Responsibilities and ObligationsParty B shall guarantee the achievement of the monthly quantity of purchase upon its payment of the security deposit; provided however, that the following rules shall prevail upon the full consideration of the overhaul of the equipment and the other relevant factors of Party B:
3.1 Where Party B fails to achieve the agreed quantity in the first month, Party B will be relieved from its liabilities.
3.2 Where Party B fails to achieve the agreed quantity in the second month, a certain amount shall be deducted from the security deposit at RMB 10/ton based on the quantity not achieved in the month. i.e. amount to be deducted from the security quantity X RMB 10/ton.
3.3 Where Party B fails to achieve the agreed quantity in the third month, Party A will implement the policies for the non-contractual clients when settling the payments for the goods sent in the month and shall deduct the security deposit at RMB20/ton based on the agreed quantity of the month.
3.4 Where Party B fails to achieve the agreed quantity in the fourth month, Party A will implement the policies for the non-contractual clients when settling the payments for the goods sent in the month, deduct all the security deposit for the agreed quantity of the whole year, terminate the Agreement and require Party B to return all the amounts which have been exempted under the relevant preferential policies.
3.5 Where Party B fails to achieve the agreed quantity by the reasons attributable to Party A, Party B will be relieved from its liabilities.
3.6 In case of the goods of special specifications, which may be delayed in arrear in another month, the parties shall be deemed to have duly performed the Contract.
4. Miscellaneous
4.1 The Agreement shall be performed in Lingyuan, Liaoning Province.
4.2 Matters not mentioned herein shall be settled by Party A and Party B through negotiations. Where no agreement may be reached by the parties through such negotiations, the parties shall submit the matters to the Chaoyang arbitration commission in located for arbitration.
4.2
The Agreement shall be made in two counterparts. Party A and Party B shall hold one counterpart respectively. The Agreement shall take effect on and from April 1, 2009 after duly signed and stamped by Party A and Party B and the security deposit duly arrives at the account and shall end on March 31, 2010. Where either party intends to change the Agreement, it shall notify the other party one month in advance. The Agreement may not be changed unless and until otherwise agreed by the parties through negotiations.

For and on behalf of	For and on behalf of
Party A: Lingyuan Iron & Steel Co., Ltd.	Party B: Shanxi Guolian Spiral Tubulation Co., Ltd.
Signed by:	Signed by:
March 31, 2009	March 31, 2009

Purchase and Sale Contract
Contract No.: BGGL2008005
Place of Execution: Dalian
Date of Execution: August 5, 2008
 Seller: Dalian Binggong Trade Co., Ltd.
 Purchaser: Shanxi Guolian Pipe Industry Group Co., Ltd.
 I. Name, Trademark, Model, Manufacturer, Quantity, Amount, Date of Supply and Quantity of Supply
Name	Trademark	Specifications and Model	Manufacturer	Unit	Quantity (ton)	Unit Price (RMB YUAN)	Total Amount (RMB YUAN)	Date and Quantity of Delivery and Pickup
Hot Rolled Medium-Width Strip	Q235B	(5.6-9.5) * (520-750)	Linggang	Ton	5560	______________ Tax-inclusive ex warehouse price	_____	Subject to the Agreement (No.: BGGL002)
Total Amount (in capital): ____________(subject to the actual settlement amount)
II. Quality Standards: with reference to GB3274-88/GB700-88/GB709-88	III, Place of Delivery: to be transported by rail to the station of Yuci, Shanxi Province and the warehouse owned by Shanxi 525 Warehousing and Transportation Co., Ltd..
IV. Method of Transportation and Fees: Rail Transportation	V. Reasonable Loss and Method of Measurement: subject to the weight list of Linggang with the reasonable deviation of 0.3% in weight.
VI. Packing Standards: subject to the ex factory packing provided by Linggang.	VII. Standards and Methods of Inspection and Acceptance: with reference to Article 2 of the Contract.

VIII. Method and Period of Payment: The Purchaser shall pay the performance bond at 30% of the total amount in advance and effect all the payment of the goods before January 30, 2009 subject to the provisions on the practice and the period stipulated in the agreement between the parties (No.: BGGL002).

IX. Liabilities for Breaching the Contract: subject to the agreement between the parties (No.: BGGL002).
X. Execution and Performance of the Contract: The Contract shall become legally binding and the parties shall strictly perform the Contract on and from the date when the Contract is duly executed. The Contract shall be made in four counterparts. Each party shall hold two counterparts.

XI. Disputes Settlement: Any and all the disputes arising out of the performance of the Contract shall be settled by the parties through friendly negotiations. Where no agreement may be reached through such negotiations, the parties may launch litigation with the local People’s court in the place where the Seller is located.

XII. The Contract shall take effect after the parties duly sign and stamp the Contract.
Seller	Purchaser
Name (Stamp): Dalian Binggong Trade Co., Ltd.
Address: #158 Youhao Road, Zhongshan District, Dalian
Legal Representative:
Authorized Representative: Wang Zhe
Tel.: 0411-82520161
Telex and Registered Mail:
Opening Bank: Industrial and Commercial Bank, Dalian Zhongshan Square Sub-Branch
Account No.: 3400200129006435850
Zip Code: 116001

Name (Stamp): Shanxi Guolian Pipe Industry Group Co., Ltd.
Address: No. 1 Road, Yuci Industrial Park, Jinzhong
Legal Representative: Liu Xudong
Authorized Representative: Li Dehong
Tel.: 0354-3966170
Telex and Registered Mail:
Opening Bank: Agricultural Bank, Jinzhong Branch, Daobei Sub-branch
Account No.: 3800001040009399
Zip Code: 030600

In 4 counterparts	Valid Term: August 5, 2008 to February 4, 2009

Purchasing Agency Contract in Domestic Trade
Contract No.: ZG-UCGL;-080901-043
Place of Execution: Beijing
Date of Execution: September 28, 2008

Principal (Party A): Shanxi Guolian Pipe Industry Group Co., Ltd.
Address: Yuci Industrial Park, Jinzhong, Shanxi Pronvince
Tel. No.: 0354*3966238
Fax: 0354-3967668
Agent (Party B): Sinosteel Iron & Steel Co., Ltd.
Address: #8 Haidian Street, Haidian District, Beijing
Tel. No.: 010-62688717
Fax: 010-62688633

In consideration that Party A entrusts Party B to purchase the following goods, Party A and Party B conclude the following Contract in accordance with the Contract Law of the People’s Republic of China and the other applicable laws and regulations and through friendly negotiations.
Name	Specifications (mm)	Material	Quantity (ton)	Tax-Inclusive Unit Price (RMB YUAN/ton)	Manufacturer
Plain Carbon Steel	(6.2-12.3) * (1280-1610)	Q235B	5475	_________	Shanxi Taigang Stainless Steel Co., Ltd.
In total (MRB)	___________ (in capital) _______________
Notes: The price shall be subject to the actual settlement price between Party B and Shanxi Taigang Stainless Steel Co., Ltd. in the period.

2. Supplier: Shanxi Taigang Stainless Steel Co., Ltd.
3. Quality and Technical Requirements and Standards and Packing Requirement: subject to the standards of Shanxi Taigang Stainless Steel Co., Ltd..
4. Time and Conditions of Order:
Party B shall conclude the purchase and sale contract with Shanxi Taigang Stainless Steel Co., Ltd. (hereinafter referred to “Shangxi Taigang”) based on the standard contract of Shangxi Taigang within 3 working days upon its receipt of the performance bond from Party A, and shall effect the payment to Shangxi Taigang for and on behalf of Party A. Party A accepts any and all the provisions stipulated herein. Party B will effect the payment to Shangxi Taigang.
5. Delivery, Storage and Fees
Time of delivery: The goods shall be delivered at Shanxi Yuci 525 Warehouse within 60 days from the date when Party B effects the payment to the manufacturer. The receiver shall be Sinosteel Iron & Steel Co., Ltd.. The manufacturer shall handle the transportation at the risks of Party A. Party A shall pick up the delivery.
Place of Storage: Shanxi Yuci 525 Warehouse. As the place of storage is designated by Party A, Party A shall undertake the joint and several liabilities if the goods of Party B suffers from any shortage, damage or loss due to the improper management in the designated warehouse or the designated warehouse delivers the goods to Party A without the written order from Party B.
Any and all the shipment and transportation fees, port charges, warehousing fees, warehouse transfer fees, warehouse-out charges and other pertinent fees and expenses shall be borne by Party A. The goods control fees shall be borne by Party A. Party A shall pay such fees to Party B and Party B shall collect and pay the same to the relevant parties for and on behalf of Party A.
6. Commission and Interest
Party A shall pay the commission to Party B at 1.0% of the total payment of the goods (including tax). Party A shall also reimburse Party B the interests and the taxes generated by the advance payment effected by Party B by the method stipulated in Article 7 hereof.
7. Method and Schedule of Payment
(1) Performance Bond

Party A shall pay to Party B the performance bond at 20% of the total payment of the goods, i.e. RMB_____(in capital:___), within 3 days upon the execution of the Contract. Party B may apply the performance bond in the last payment of the goods or directly to offset the possible overdue interest, warehousing and storage fees and the other pertinent fees. Where the performance bond is inadequate to pay the said fees, Party A shall supplement the same in due time. Where the market price is decreased by more than 10% of the price of order, Party A shall pay additional performance bond to Party B at 10% of the total payment of the goods within 3 working days upon its receipt of the written notice from Party B. Where the market price continues to drop, Party A shall continue to pay addition performance bond at the said rate. Where Party A fails to pay the performance bond in due time, Party A shall be deemed to have breached the Contract and Party B has the right to immediately dispose the goods at its own discretion and not refund the performance bond to Party A. Party A shall indemnify Party B for the damage to or the loss of Party B caused by the disposal of the goods by Party B as above mentioned.
(2) Payment of the Goods
Party A shall pay off the payment of the goods, the commission and the relevant miscellaneous fees to Party B within 75 days from the date when Party B effects the payment of the goods to Shanxi Taigang. The title to the goods shall remain with Party B before Party A pays off the said amount.
Method of Payment: As Party B effects the payment to Shanxi Taigang Stainless Steel Co., Ltd. by different methods, Party A may effect the payment to Party B in cash or by bank acceptance bill with a maturity term of less than three months if Party B adopts the bank acceptance bill with a maturity term of six months; Party A shall effect the payment to Party B in cash if Party B adopts the bank acceptance bill with a maturity term of three months; and Party A shall effect the payment to Party B in cash and undertake the interests and the taxes arising from the date when Party B effects the payment to Shanxi Taigang Stainless Steel Co., Ltd. in cash to the date when Party A effects the payment to Party B in cash if Party B effects the payment in cash.
Method of Settlement: one ___  The settlement price between Party B and Party A is: the settlement price between Shanxi Taigang Stainless Steel Co., Ltd. and Party B + (1+1.0%) + the interest and the taxes arising from the payment in cash effected by Party B to Shanxi Taigang Stainless Steel Co., Ltd. + the interest and the taxes arising from overdue payment. The interest rate involved in the settlement, if any, shall be subject to the then-current interest rate (which is 7.2% currently).
8. Pickup
Party A may pick up the goods by itself after it pays all the amounts to Party B. Party A shall take the initiative to contact Party B, to enquire about the price and to confirm the arrival of the goods, the delivery of the goods and the pickup of delivery within the period of delivery and pickup. Where Party A effects the payment and picks up the delivery in installment, Party B will distribute the goods to Party A in the quantity corresponding to the amount paid by Party A.

9. Method of Weight Measurement, Standards of Inspection and Acceptance, Quality, Quantity and Disputes in Delivery
The weight shall be subject to the weight sheet issued by Shanxi Taigang Stainless Steel Co., Ltd., Party A shall inspect and accepts the goods as per the factory material list based on the State standards. The exact quantity, specifications and other matters of the goods at the time of delivery shall be subject to the contract concluded by and between Party B and Shanxi Taigang Stainless Steel Co., Ltd. as well as the quantity actually delivered by Shanxi Taigang Stainless Steel Co., Ltd.. Party A and Shanxi Taigang Stainless Steel Co., Ltd. shall directly settle and be responsible for the disputes in such matters as the quantity, the weight, the quality and the delivery of the goods and Party B shall render any and all the necessary assistance. Party B shall not refuse to effect the payment of the goods or to pay the various fees to Party B by the excuse of the disputes in such matters as the quantity, the weight, the quality and the delivery of the goods.
10. Reservation of Rights related to the Goods
In case of payment by Party A in installment, Party B has the right to control the goods in the value equivalent to the amount unpaid by Party A, deliver the goods in the corresponding quantity and proportion based on the amount paid by Party A and the proportion thereof and directly settle with Party A the payment of the goods, the overdue interests, the warehousing fees and the other relevant fees and charges.
11. Special Responsibilities and Liabilities
As Party A determines to purchase the goods from Shanxi Taigang Stainless Steel Co., Ltd. solely based on its own contact and negotiations with Shanxi Taigang Stainless Steel Co., Ltd. and its own investigation in the credit status of Shanxi Taigang Stainless Steel Co., Ltd., Party B is informed by Party A of the supply and credit status of Shanxi Taigang Stainless Steel Co., Ltd. and Party A entrusts Party B to conclude the purchase and sale contract with Shanxi Taigang Stainless Steel Co., Ltd. in the name of Party A and for and on behalf of Party A and requires Party B to effect the payment for Party A in advance, Party A is obligated to effect the payment to Party B and to pick up the goods as agreed herein as long as Party B performs its obligations under the purchase and sales contract and effects the advance payment. Party B is not obligated to undertake any and all the risks related to the supply of the goods, including but not limited to the non-delivery, the non-conforming delivery, the non-conforming quality and the late delivery. Party A has no right to claim against Party B for the same. Where Shanxi Taigang Stainless Steel Co., Ltd. breaches the contract, Party A shall claim directly against Shanxi Taigang Stainless Steel Co., Ltd. rather than claiming against Party B. In addition, Party A hereto and Shanxi Taigang Stainless Steel Co., Ltd. shall be jointly and severally liable to indemnify Party B in relation to any and all the claims raised by Party B hereto against Shanxi Taigang Stainless Steel Co., Ltd. for the pertinent matters including but not limited to the delivery, the refund, the liquidated damages and the interests.

12. Liabilities for Breaching the Contract
(1) Where Party A fails to pay the performance bond to Party B within the period agreed herein, Party B has the right to rescind the Contract and Party A shall pay the liquidated damages to Party B at 10% of the total amount of the Contract and Party B has the right to raise the further claims if the liquidated damages are insufficient to remedy the damage or the loss so suffered by Party B.
(2) Where Party A delays in paying any and all the amount payable to Party B such as the payment of the goods, the commission and the freight and miscellaneous charges, Party A shall obtain the written consent from Party B and shall pay the liquidated damages to Party B at 5%0 of the total outstanding amount for each day of delay as well as any and all the warehousing charges and other fees arising during the period of delay in pickup.
(3) Where Party A delays in payment without the written consent from Party B or still fails to pay any and all the amount payable to Party B such as the payment of the goods, the commission and the freight and miscellaneous charges during the grace period agreed by Party B, Party A shall be deemed to have materially breached the Contract and Party B has the right to rescind the Contract, dispose the goods at its own discretion and confiscate the performance bond. In such cases, Party A shall not require Party B to refund the performance bond and shall indemnify Party B for the damage or loss suffered by Party B due to its disposal of the goods as above mentioned (including direct loss and indirect loss) as well as the loss of interest caused by the overdue payment.
13. Third Party Liabilities
Where the parties are unable to perform the Contract or delay in performing the Contract in whole or in part or causes damage to or loss of the goods, the non-conformity in quality at the time of delivery, the quality defects of the goods or the other similar issues by the reasons attributable to the third party or the liabilities of the third party, Party B shall undertake no liabilities for the same and may assist Party A at the cost of Party A in requiring the third party to undertake the relevant liabilities
14. Disputes Settlement

Any and all the disputes arising out of or in connection with the performance of the Contract shall be settled by the parties through friendly negotiations. Where no agreement may be reached through such negotiations, the parties shall submit the disputes to the local court in Beijing where the Contract is executed. Any and all the reasonable fees caused by the winning party in order to settle the disputes including but not limited to attorney fees as well as the reasonable fees arising out of the efforts to minimize the damage or loss shall be borne by the failing party.
15. Transfer of the Obligations hereunder
Neither party may transfer any of its obligations hereunder to others without the prior written consent from the other party.
16. Counterparts and Effectiveness
The Contract shall be made in two counterparts. Each party shall hold one counterpart. The Contract shall take effect after the respective legal representatives or authorized representatives of the parties duly sign and stamp the Contract. No amendment to or rescission of the Contract shall take effect unless agreed by the parties in writing through negotiations. The original provisions of the Contract shall remain in effect before the parties agree on the amendment or rescission hereof. The facsimile copies of the documents generated by the parties during the execution or the performance of the Contract shall be valid; provided, however, that the party shall submit the original copies to the other party in due time.

Party A: Shanxi Guolian Pipe Industry Group Co., Ltd.	Party B: Sinosteel Iron & Steel Co., Ltd.
Authorized Representative	Authorized Representative
September 28, 2009	September 28, 2009

Purchase Contract of Shanxi Jiugang Jialijin Trade Co., Ltd. in May, 2008

May 26, 2008, Taiyuan                       Contract No.: 08005JPB001

Name		Brand		Specifications (mm)	Quantity (t)	Price (RMB YUAN/t)	Quality and Technical Standards
Pipeline Steel		X52		7.6*1380	3350	____	GB/T14164-2005, PSL2
Seller: Shanxi Jiugang Jialijin Trade Co., Ltd.					Purchaser (Stamp)	Shanxi Guolian Pipe Industry Group Co. Ltd.
Region No. and Tel. No.		Fax	(0351) 03516358276	Contract Personnel	Receiver	Shanxi 525 Warehousing and Transportation Co., Ltd.
Opening Bank	Bank of Communication	Account No.	41		Settled by
Tax Registration Certificate No.		142622751508155		Authorized Representative	Settlement Bank	Agricultural Bank of china, Jinzhong Branch, Daobei Sub-Branch

Station of Shipment					Account No.	380001040009399	Region No. and Tel. No.	38
Zip Code	03	Address	Taiyuan, Shanxi Province	Telex and Registered Mail	Tax ID	142401748578718	Zip Code
1. Standards of Measurement: by grams					Address	Building 1 Yuci Industrial Park

2. Disagreement Settlement: The purchaser shall raise the claim in writing with the Supplier regarding the quantity with the handover certificate, the reviewed weight list and the other relevant supporting documents issued by the transportation departments within 10 days upon the arrival of the goods and shall handle the pertinent matters as stipulated by the Supplier. The purchaser shall raise the claim in writing with the Supplier regarding the quality within 30 days upon the arrival of the goods. If the Purchaser fails to raise the claims regarding the quantity or the quality within the specified period, the quality or the quantity shall be deemed to be conforming to the Contract.
	Station of Destination	Taiyuan Bureau Yuci Station Special Line for Shanxi 525 Warehousing and Transportation Co., Ltd	Purchaser
3. Where the Purchaser intends to amend, supplement, rescind or terminate the Contact, the Purchaser shall notify the Supplier in writing 10 days before the shipment.	Remarks
1. The price hereunder shall be paid equally by two methods, i.e. 50% by acceptance and 50% in cash. The payment of the goods in excessive of the said proportion shall be increased or decreased based on the then-current interest rate promulgated by the bank. The price includes the tax. The price is CIF price and all the amounts shall be settled in one invoice.
2. The shipment shall be completed before June 20.

4. Method of Transportation: rail transportation
5. The Purchaser shall effect the payment to the Supplier within three days upon the execution of the Contract; or otherwise the Supplier has the right to terminate the Contract or postpone the performance of the Contract. The Purchaser shall also indemnify the Supplier for the damage or loss so suffered by it. Where the Supplier is affected by significant accidents or transportation, the Supplier may postpone the performance of the Contract.

6. The goods shall be sold based on the principle of “payment first and goods later”. Where the payment effected by the Purchase fails to be fully applied during the term of the Contract or the funds of the Purchaser is hold up for a long time by other reasons, Party A shall undertake no liabilities.

7. Any and all the disputes arising during the performance of the Contract shall be settled by the parties through negotiations.
8. The Contract shall take effect after signed and stamped by the parties. The valid term of the Contract is from May 26, 2008 to June 20, 2008.

Purchase and Sale Contract
Contract No.: LY-0800819005
Place of Execution: Handan
Date of Execution: August 19, 2008
 Party A (Purchaser): Shanxi Guolian Pipe Industry Group Co., Ltd.
 Party B (Seller): Handan Lianying Materials Co., Ltd.
 I. Name, Materials, Model, Manufacturer, Quantity, Unit Price and Amount
Name	Material	Specifications and Model	Manufacturer	Unit	Quantity	Unit Price	Total Amount	Remarks
Rolled Plate	Q235B	14*1500	Tiantie	Ton	1300	____	_____	48 pieces
In total				Ton	1300	____	_____	48 pieces
Total Amount (in capital): ____________(subject to the actual settlement amount)
Remarks: The price is the tax-inclusive unit price in cash. Party B shall issue the value-added tax invoice. The advance payment is RMB ____. (in case of acceptance, a discount of RMB 35/ton will be granted in the first month; a discount of RMB 70/ton will be granted in the second month; a discount of RMB 100/ton will be granted in the third month, and later the price will be increased by RMB 30/ton each month.

II. Date of Delivery: set rolling and delivery at the end of the month. A deviation of +/- 2% is allowed in the quantity actually delivered.
III. Standards of Quality: subject to the State standards. The target thickness is 13.8mm to 13.9mm. Party A shall raise the disagreement within thirty days upon its receipt of the goods and Party B shall assist Party A in raising the claims regarding the quality with the manufacturer; or otherwise the goods shall be deemed as conforming upon inspection. (See the attached materials list.)
IV. Place and Method of Delivery (Pickup): Tiantie Warehouse. Party B is responsible for the transportation. The freight is RMB 85/ton (not including the transportation invoice).
V. Standards of Reasonable Loss and Method of Calculation: 3%0 shall be deemed as normal loss as per the international standards.
VI. The ownership to the subject matter, of which the payment has not been effected, shall remain with Party B before Party A effects all the payment to Party B.

VII. Method of Transportation, Arrival at the Station (Port) and the Fees: Party A shall pay the deposit of RMB ____ which shall be applied in the last payment. The resources and the price shall be fixed upon the execution of the Contract.
VIII. Method, Time and Place of Settlement: shipment upon payment.
IX. Conditions of Rescission: The Contract shall be automatically rescinded upon the completion of all the matters stipulated herein.
X. Liabilities for Breaching the Contract: In accordance with the Contract Law, Party A and Party B shall perform their respective obligations in strict accordance with the Contract and the breaching party shall undertake the liabilities for breaching the Contract. Where Party B is unable to deliver all the goods within the term of delivery stipulated herein, Party B shall return the payment and pay the liquidated damages to Party A within two days except for the events of force majeure. The disputes shall be settled by Party A and Party B through friendly negotiations. Where no agreement may be reached through such friendly negotiations, the parties shall legally raise the litigation with the People’s court.
XI. The Contract shall take effect on and from the date when the parties sign and stamp the Contract. The facsimile copy of the Contract shall have the same legal force and effect as the original copy. The Contract shall become invalid if altered without consent. The Contract shall be made in two counterparts. Each party shall hold one counterpart.

Seller	Purchaser
Name: Handan Lianying Materials Co., Ltd.
Address:
Legal Representative:
Authorized Representative:
Mobile: 13832092075
Fax: 0310-5521621
Opening Bank: Agricultural Bank, Hanshan Sub-Branch
Account No.: 113001040015986
Account No. for Large Amount: 103127011309
Zip Code: 056003
	Name: Shanxi Guolian Pipe Industry Group Co., Ltd. Address: No. Legal Representative: Authorized Representative: Mobile: Fax Opening Bank Account No. Zip Code	Comments of Certification (Public Notary) Certification Organ (Public Notary) (Stamp) Handled by: August 19, 2008
 Account No. in Agricultural Bank: 62284 6175 00020 16612   Account Holder: Xu Lijuan

Purchase and Sale Contract of Tai’an Luzhong Taichang Trade Co., Ltd.
TCNO. 080927010
Place of Execution: Tai’an
Date of Execution: September 17, 2008
 Seller: Tai’an Luzhong Taichang Trade Co., Ltd.
 Purchaser: Shanxi Guolian Pipe Industry Group Co., Ltd.
 I. Details of the Steel Materials Purchased by the Purchaser
Name	Specifications and Model	Material	Place of Original	Quantity (Ton)	Unit Price (RMB YUAN/ton)	Total Amount
Hot Rolled Plate	12.1*1440	Q235B	Jigang	2060
Hot Rolled Plate	9.05*1440	Q235B	Jigang	840
Hot Rolled Plate	7.7*1440	Q235B	Jigang	40
Hot Rolled Plate	7.5 *1440	Q235B	Jigang	60
Hot Rolled Plate	6.0 *1440	Q235B	Jigang	100
Hot Rolled Plate	8.7 *1440	Q345B	Jigang	100
Hot Rolled Plate	5.8 *1440	Q345B	Jigang	40	____	_____
Freight				3240
In total				3240
In total	(in capital) ____(including tax and in cash)

II. Requirements on Quality: subject to the international standards. In case of any disagreement in the quality, the Purchaser shall raise the disagreement in writing within seven days. The Supplier shall render all the necessary assistance.
III. Method and Period of Payment: The Purchaser shall pay RMB ____ in advance before September 28, 2008 as the deposit. The Supplier will apply with the manufacturer to arrange the production upon the arrival of the deposit. The Purchaser shall effect all the payment before October 05, 2008, The Supplier will arrange the shipment after all the payment arrives. In case of any default by either party, the breaching party shall undertake any and all the fees so caused.
IV. Price: The price is fixed.
V. Address and Date of Delivery: Jigang. The Supplier shall deliver the goods on and before October 10, 2008 (provided that the delivery may be postponed for the special reasons of the manufacturer or the events of force majeure.)
VI. Method of Transportation: The Supplier shall transport the goods. The freight and the payment of the goods shall be settled separated in two invoices. (The freight shall be RMB 150/ton.)
VII. Standard of Inspection and Acceptance: subject to the weight list of Jigang. The deviation in the weight shall be subject to the international standards (+/- 3%),
VIII. Weight of Delivery: the weight to be delivered shall be the contractual weight plus or minus 10%.
IX. Disputes Settlement: Any economic disputes arising out of the Contract shall be settled by the parties through friendly negotiations. Where no agreement may be reached through such friendly negotiations, either party has the right to the local People’s court of the competent jurisdiction in Tai’an.
X. Other Agreements: The Contract shall take effect after duly signed and stamped by the parties. (The facsimile copy shall be valid.)
XI. Goods shall be delivered with positive deviation.

Seller	Purchaser
Name: Tai’an Luzhong Taichang Trade Co., Ltd. Address: Legal Representative: Authorized Representative: Tel. No. Fax: 0538-8100559 Opening Bank: Account No.: Zip Code:	Name: Shanxi Guolian Pipe Industry Group Co., Ltd. Address: Legal Representative: Authorized Representative: Tel. No. Fax Opening Bank Account No. Zip Code

Purchase and Sale Contract
TCNO. 2008-10T-07
Place of Execution: Taiyuan, Shanxi
Date of Execution: October 16, 2008
 Seller: Shanxi Xinbang Trade Co., Ltd.
 Purchaser: Shanxi Guolian Pipe Industry Group Co., Ltd.
 Party A and Party B agree to conclude the Contract as below through friendly negotiations.
 I. Name, Trademark, Type, Model, Manufacturer, Quantity and Amount

Name	Type and Trademark	Specifications and Model	Manufacturer	Unit	Quantity	Tax-inclusive Unit Price of Taigang	Total Amount	Remarks
Hot Rolled Plate	Q345B	8.9 * 1600	Er Lian Ya	ton	150			No alteration without consent.
Hot Rolled Plate	Q345B	13.7 * 1500	Er Lian Ya	ton	240
Hot Rolled Plate	Q235B	12.3 * 1600	Er Lian Ya	ton	150
	In total			540
In total	(in capital) ____
II. Requirements on Quality and Technology: subject to the standards of Taigang.
(in case of the goods of Q345B 13.7*1500, the order may be made as per the provision for Q345B in GB/T3274. S≤0.01%; Rel≥ 360MPa, Rm: 510-640Mpa, 00C Impact Force ≥341

III. Method and Period of Payment: The Purchaser shall fully effect the payment before October 31. In case of bank acceptance bill, the relevant policies of Taigang on discounting shall apply.
IV. The goods shall be shipped in and before October, 2008 except for force majeure. The freight shall be borne by the Purchaser.
V. The Purchaser shall pick up the goods by itself.
VI. The quantity of the goods shall be subject to the quality warranty issued by Taigang.
VII. Disputes Settlement. The claims regarding quantity shall be raised within ten days and the claims regarding quality shall be raised within twenty days in writing upon the arrival of the goods. The Supplier shall assist the Purchaser in requiring the manufacturer to settle the problems. The Purchaser shall not refuse to pay the payment of the goods and the freight by the excuse of the claims regarding quantity or quality.
VIII. No amendment to or rescission of the Contract shall be valid unless and until agreed by the parties in writing through negotiations.
IX. Liabilities for Breaching the Contract; subject to the Contract Law.
X. Disputes Settlement: Any economic disputes arising out of the Contract shall be settled by the parties through friendly negotiations. Where no agreement may be reached through such friendly negotiations, either party has the right to the local People’s court in Jiancaoping District in Taiyuan.
XI. Other Agreements: The facsimile copy shall be valid.
XII. The Contract shall be made in two counterparts. Each party shall hold one counterpart.

Seller	Purchaser
Name: Shanxi Xinbang Trade Co., Ltd. Address: #38 Fuxi Road, Taiyuan Legal Representative: Authorized Representative: Opening Bank: Account No.: Zip Code: Tel. No.: 0351-3555255	Name: Shanxi Guolian Pipe Industry Group Co., Ltd. Address: Legal Representative: Authorized Representative: Opening Bank Account No.

 The Contract shall remain in valid until November 1, 2008.